UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 25, 2022
Date of Report (Date of earliest event reported)

FINGERMOTION, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41187	20-0077155
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1460 Broadway New York, New York	10036
(Address of principal executive offices)	(Zip Code)

(347) 349-5339
Registrant’s telephone number, including area code

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock	FNGR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 7 – REGULATION FD

Item 7.01 Regulation FD Disclosure

On October 25, 2022, FingerMotion, Inc. (the “Company” or “FingerMotion”) issued a news release to announce it will be participating in The ThinkEquity Conference, which will take place on October 26, 2022 at The Mandarin Oriental Hotel in New York.

Martin Shen will be presenting at 02:00 pm ET on October 26th. Interested parties can register to attend here. Members of the FingerMotion, Inc. management will also be holding one-on-one investor meetings throughout the day.

The presentation will also be live-streamed at the following link.

About The ThinkEquity Conference

The ThinkEquity Conference will gather industry insiders, investors and leading executives from around the world on October 26th in New York. Attendees can expect a full day of company presentations, panel discussions, one-on-one investor meetings and more.

Featured sectors include AI/Big data technology, Biotechnology, EV/EV Infrastructure, Metals & Mining and Oil & Gas.

To register to attend The ThinkEquity Conference, please follow this link.

For further information: Martin Shen CEO (347) 349-5339 martin.shen@fingermotion.com

A copy of the news release is attached as Exhibit 99.1 hereto.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description
99.1	News Release dated October 25, 2022
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FINGERMOTION, INC.

DATE: October 25, 2022	By:	/s/ Martin J. Shen
Martin J. Shen
CEO